Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-3 of our report dated May 7, 2021, relating to the consolidated financial statements of LINKBANCORP, Inc. incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

December 16, 2022